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                                                                    Exhibit 3.15

                                CODE OF BYLAWS OF

                             FORJAY LICENSING CORP.

                                    ARTICLE 1

                                 Identification

         Section 1.01. Name. The name of the Corporation is FORJAY LICENSING
CORP.

         Section 1.02. Resident Agent and Address. The name of the Resident Agent and the agent's address ("Registered Office") where process may be served upon the Corporation are: The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501. The Resident Agent shall maintain at the Registered Office:

         (a) A copy certified by the Secretary of State of the Corporation's Articles of Incorporation, and all amendments thereto;

         (b) A copy certified by an Officer of the Corporation of its Bylaws and all amendments thereto; and

         (c) A stock ledger or duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, if known, and the number of shares of stock held by them respectively. In lieu of the stock ledger or duplicate stock ledger, the agent may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger is kept.

         Section 1.03. Other Offices. Other offices may at any time be established by the Board of Directors at any place or places within or without the State of Nevada where the Corporation is authorized to do business.

         Section 1.04. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.


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                                    ARTICLE 2

                                  Capital Stock

         Section 2.01. Consideration for Shares of Stock. The Corporation may issue and dispose of its authorized shares of stock for such consideration, as the Board of Directors determines is adequate.

         Section 2.02. Certificates Representing Shares of Stock. Each holder of the capital stock of the Corporation shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, and sealed with the seal of the Corporation, certifying the number of shares of stock owned by the holder in the Corporation.

         Section 2.03. Transfer of Stock. The Corporation shall register a transfer of a stock certificate presented to it for transfer if the following conditions have been fulfilled:

         (a) Endorsement. The certificate is properly endorsed by the registered holder or by the holder's duly authorized attorney.

         (b) Witnessing. The endorsement or endorsements are witnessed by one witness unless this requirement is waived by the Secretary of the Corporation.

         (c) Adverse Claims. The Corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims.

         (d) Collection of Taxes. There has been compliance with any applicable law relating to the collection of taxes.



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                                    ARTICLE 3

                                The Stockholders

         Section 3.01. Place of Meetings. Meetings of the stockholders of the Corporation shall be held at 875 North Michigan, Suite 3650, Chicago, Illinois (the "Place of Meeting"), or at such other place as may be designated by the President or the Board of Directors, or by the written consent of all stockholders entitled to vote thereat given either before or after the meeting and filed with the Secretary of the Corporation.

         Section 3.02. Annual Meeting. The annual meeting of the stockholders shall be held on the date and time and at the place set by the board of directors. Failure to hold the annual meeting shall not cause a forfeiture or dissolution of the Corporation.

         Section 3.03. Special Meetings. Special meetings of the stockholders may be called by the President, the Board of Directors, or the holder or holders of not less than one-tenth of all the shares of stock entitled to vote at the meeting.

         Section 3.04. Notice of Meetings -- Waiver. Written notice stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10), nor more than fifty (50) days before the date of the meeting, either personally, or by mail, or by other means of written communication, charges prepaid, by or at the direction of the President, the Secretary, or the Officer or persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be considered to be delivered when deposited in the United States mail addressed to the registered holder at the holder's address as it appears on the stock transfer books of the Corporation, with postage prepaid. If a stockholder gives no address, notice shall be deemed to have been given if sent by mail or other written communication addressed to the Resident Agent of the Corporation, or if published at least once in some newspaper of general circulation in the county in which said office is located. Waiver by a stockholder in writing of notice of a stockholders' meeting, shall be equivalent to giving such notice. Attendance by a stockholder, without objection to the notice, whether in person or by proxy, at a stockholders' meeting shall constitute a waiver of notice of the meeting.

         Section 3.05. Quorum. A majority of the shares of stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. The stockholders present at a duly organized meeting may continue to do business until



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adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 3.06. Adjourned Meeting and Notice Thereof. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares of stock, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

         When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken.

         Section 3.07. Entry of Notice. An entry in the minutes of any meeting of stockholders, whether annual or special, to the effect that notice has been duly given, shall be conclusive and incontrovertible evidence that due notice of such meeting was given to all stockholders as required by law and these Bylaws.

         Section 3.08. Voting. Except as otherwise provided by law, only persons in whose names shares of stock entitled to vote stand on the stock records of the Corporation on the day three (3) days prior to any meeting of stockholders, or, if, a record date for voting purposes is fixed as provided in Article 6,
Section 6.01, of these Bylaws, then on such record date, shall be entitled to vote at such meeting.

         The vote of the stockholders shall mean the unanimous written action or ratification of action of the stockholders or the vote of a majority of the voting power of the stockholders present in person or by proxy at a telephone or other meeting of the stockholders, having a quorum and called upon proper notice or waiver of notice.

         Section 3.09. Consent of Absentees. The transactions of any meeting of stockholders, either annual or special and however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof, all such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

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         Section 3.10. Action or Ratification of Action Without Meeting. Any
action which may be taken or ratified at a meeting of the stockholders, may be taken or ratified without a meeting if authorized in writing by stockholders holding the percentage of the voting power required by law for taking such action by written consent and such writing is filed with the Secretary of the Corporation.

         Section 3.11. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or the person's duly authorized agent and reasonable evidence of which is filed with the Secretary of the Corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the person executing it specified therein the length of time for which such proxy is to continue in force, which in no event shall exceed seven (7) years from the date of its execution.

         Section 3.12. Telephone meetings. Stockholders may participate in a meeting of stockholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

         Section 3.13. Definition of "Stockholder". As used in these Bylaws, the term "stockholder", and any term of like import, shall include all persons entitled to vote the shares of stock held by a stockholder, unless the context in which such term is used indicates that a different meaning is intended.

                                    ARTICLE 4

                             The Board of Directors

         Section 4.01. Number of Directors. The Board of Directors of the Corporation shall consist of three (3) members. The members of the Board of Directors need not be stockholders. The number of members of the Board of Directors may be increased or decreased from time to time as provided in Section
4.02 below.

         Section 4.02. Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time, at a meeting of the



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stockholders, by the affirmative vote of a majority of the issued and outstanding shares of stock of the Corporation; provided, however, that the Board shall consist of not more than twenty-one (21) members, and of less than three (3) members only if all of the issued and outstanding shares of stock of the Corporation are owned beneficially and of record by less than three (3) stockholders, in which case the number of Directors may be less than three (3), but not less than the number of beneficial and record owners of shares of stock. This Section of the Code of Bylaws may be amended only by the affirmative vote at a meeting of the stockholders, of a majority of the issued and outstanding shares of stock of the Corporation.

         Section 4.03. Election. Members of the initial Board of Directors shall hold office until the first annual meeting of stockholders or until their successors shall have been elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors to hold office until the next succeeding annual meeting. If any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of the stockholders held for that purpose. Each Director shall hold office for the term for which the Director is elected or until the Director's successor shall be elected and qualified.

         Section 4.04. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of the Director's predecessor in office.

         A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Directors, or if the authorized number of Directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting, or if a vacancy is declared by the Board of Directors for any reason permitted by law.

         The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

         No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of the Director's term of office.

         Section 4.05. Place of Meetings. Immediately after the annual meeting of the stockholders, at the same place as the meeting of the stockholders, the Board of Directors shall meet each year for the purpose of organization, election of Officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to


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either old or new members of the Board of Directors for this annual meeting shall be necessary unless the meeting is to be held at a place other than the Place of Meeting provided in Section 3.01, in which case notice of the place of the meeting shall be given as provided in Section 4.07.

         Section 4.06. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places within or without the State of Nevada as may be designated from time to time by resolution of the Board or by written consent of all members of the Board. No notice of any kind to members of the Board for these regular meetings shall be necessary unless the meeting is to be held at a place other than the Place of Meeting provided in Section 3.01, in which case notice of the place of the meeting shall be given as provided in
Section 4.07.

         Section 4.07. Other Meetings. Other meetings of the Board of Directors for any purpose or purposes may be held at any time upon call by the President or, if the President is absent or unable to or refuses to act, by any Vice President or by any two (2) Directors. Such meetings may be held at any place within or without the State of Nevada as may be designated from time to time by resolution of the Board or by written consent of all members of the Board.

         Written notice of the time and place of other meetings shall be delivered personally to each Director or sent to each Director by mail or other form of written communication, charges prepaid, addressed to the Director at the Director's address as it is shown upon the records of the Corporation or, if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States Mail at least one hundred twenty (120) hours prior to the time of the holding of the meeting. In case such notice is personally delivered, it shall be so delivered at least twenty-four
(24) hours prior to the time of the holding of the meeting. Such mailing or delivery as above provided shall constitute due, legal and personal notice to such Director.

         Section 4.08. Notice of Adjourned Meetings. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

         Section 4.09. Entry of Notice. An entry in the minutes of any special meeting of the Board of Directors to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to all Directors as required by law and by these Bylaws.

         Section 4.10. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a


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meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 4.11. Quorum. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting, duly held at which a quorum is present, shall be regarded as the act of the Board of Directors unless a greater number be required by law or by the Articles of Incorporation.

         Section 4.12. Adjournment. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors' meeting either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

         Section 4.13. Action Without Meeting. Any action which may be taken or ratified at a meeting of the Board of Directors may be taken or ratified without a meeting if all members of the Board of Directors shall individually or collectively consent, in writing, to such action. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

         Section 4.14. Telephone Meetings. Members of the board of directors or of any committee designated by the board may participate in a meeting of the board or committee by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

         Section 4.15. Voting. The vote of the directors shall mean the unanimous written action or ratification of action of the directors or the vote of a majority of the voting power of the directors present in person or by proxy at a telephone or other meeting of the directors, having a quorum and called upon proper notice or waiver of notice.

         Section 4.16. Fees and Compensation. Directors shall not receive any stated salary for their services as Directors or as members of committees, but, by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed to Directors for such services. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an Officer, agent, employee or otherwise, and receiving compensation therefor.

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         Section 4.17. Indemnification of Directors and Officers. The following provisions are in addition to any other rights and remedies of a person for advancement of expenses or indemnification by law or contract, or as determined by a court of competent jurisdiction. A director or officer of the corporation, or a director, officer, partner, manager, or trustee of another corporation, partnership, limited liability company, trust or other business venture serving at the request of the corporation (in this section, "Person") may be eligible for indemnification or advancement of expenses. Expenses subject to indemnification or advancement include expenses incurred because the Person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether or not by or in the right of the corporation, by reason of the fact of the Person's duties to or on behalf of the corporation (in this section, "Litigation"). The character of expenses subject to indemnification or advancement include attorneys' fees, costs, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Person in connection with the Litigation (in this section, "Costs"), but exclude judgments in favor of the corporation and amounts paid in settlement with the corporation and attorneys' fees and costs incurred in connection with such judgments or settlements. The corporation shall pay the Costs of Persons incurred in Litigation as they are incurred and in advance of the final disposition of the Litigation, upon receipt of an undertaking by or on behalf of the person to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification by the corporation. The corporation shall indemnify the Costs of Persons incurred in Litigation, regardless of the conduct of the Person, unless a final adjudication establishes that the Person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         Section 4.18. Powers of Directors. Subject to limitations of the Articles of Incorporation, of these Bylaws, and of applicable law as to action to be authorized or approved by the stockholders and subject to the duties of Directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers, to-wit:

         First: To select and remove all Officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the Bylaws, fix their compensation, and require from them security for faithful service.

         Second: To conduct, manage and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law, with the Articles of


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Incorporation or these Bylaws, as they may deem best.

         Third: To change the Resident Agent or the Registered Office; to change the Place of Meeting provided in Section 3.01; to fix and locate from time to time one or more other offices of the Corporation, within or without the State of Nevada as provided in Article 1, Section 1.03, hereof; to designate any place within or without the State of Nevada for the holding of any stockholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

         Fourth: To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

         Fifth: To authorize the issue of shares of stock of the Corporation for such consideration as the Board of Directors determines is adequate.

         Sixth: To adopt and administer, or provide for the administration of, employee stock purchase plans, employee stock option plans and any other plans or arrangements whereby Directors, Officers, employees or agents of the Corporation or any other entity may be entitled to acquire authorized but unissued or treasury stock or other securities of the Corporation, upon such terms and conditions as may from time to time be permitted by law.

         Seventh: To appoint an Executive Committee and other committees, and to delegate to such Executive Committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation, except the power to declare distributions and to adopt, amend or repeal Bylaws. The Board of Directors shall have the power to prescribe the manner in which proceedings of the Executive Committee and other committees shall be conducted. The committees shall keep regular minutes of their meetings and report the same to the Board when required. Any such Executive Committee shall be composed of two (2) or more Directors.

         Eighth: To lend money in furtherance of any of the purposes of the Corporation; to invest the funds of the Corporation from time to time; and to take and hold any property as security for the payment of funds so loaned or invested.

         Ninth: To lend money to employees, Officers and Directors, and to otherwise assist employees, Officers and Directors. A loan to a member of the Board of Directors shall be made only upon the approval of a majority of the Board of Directors excluding the Director to whom the loan is to be made.


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         Tenth: To declare distributions upon the capital stock of the
Corporation in cash, in property, or in shares of the capital stock, subject to the limitation of the Articles of Incorporation and of applicable law. Before payment of any distribution, there may be set aside out of the funds of the Corporation available for distributions, such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE 5

                                  The Officers

         Section 5.01. Officers. The Officers of the Corporation shall be a President, a Secretary and a Treasurer, and each of them shall be appointed by the Board of Directors. The Corporation may also have such other executive officers, including one (1) or more Vice Presidents, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers, as may be appointed by the Board of Directors, and such subordinate Officers as may be appointed in accordance with the provisions of Section 5.03 of this Article 5. Officers, other than the President, need not be Directors. One person may hold two (2) or more offices, except those of President and Secretary. However, if the Corporation only has one stockholder, then one person may hold the offices of both President and Secretary.

         Section 5.02. Election. The Officers of the Corporation, except such Officers as may be appointed in accordance with the provisions of Section 5.03 or Section 5.05 of this Article, shall be chosen annually by the Board of Directors, and each shall hold office until the Officer shall resign or shall be removed or otherwise disqualified to serve, or the Officer's successor shall be elected and qualified to serve; provided that Officers may be appointed at any time by the Board of Directors, or, as permitted by Section 5.03 of this Article, by the President, for the purpose of initially filling an office or filling a newly created or vacant office.

         Section 5.03. Subordinate Officers. The Board of Directors may appoint, and may empower the President to appoint, such other Officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

         Section 5.04. Removal and Resignation. Any Officer may, subject to any contractual arrangements between the Officer and the Corporation, be removed, either with or without cause, by a majority of the Directors in office at the time, at any regular or special meeting of


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the Board, or, except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.

         Any Officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

         Section 5.06. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to an Officer senior to the President, if there be such an Officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the Corporation. The President shall preside at all meetings of the stockholders, and, in the absence of the Chairman of the Board, or Officer senior to the President, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a Corporation, and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         Section 5.07. Vice Presidents. In the absence or disability of the President, the Vice Presidents, in order of their rank, as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as may be prescribed for them respectively by the Board of Directors, the President or these Bylaws.

         Section 5.08. Secretary. The Secretary shall keep or cause to be kept, at the Registered Office or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares of stock present or represented at stockholders' meetings, and the proceedings thereof.

         The Secretary shall keep or cause to be kept, in any form permitted by law, at the Registered Office or at the office of the Corporation's transfer agent, a stock ledger, or a


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duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares of stock held by each, the number and date of certificates issued for shares of stock, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the President or these Bylaws.

         Section 5.09. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares of stock. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any Director.

         The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors; shall disburse the funds of the Corporation as may be ordered by the Board of Directors; shall render to the President and Directors, whenever they request it, an account of all of transactions as Treasurer and of the financial condition of the Corporation; and, shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the President or these Bylaws. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or control of the Treasurer and belonging to the Corporation.

         Section 5.10. Corporate Bank Accounts. Bank accounts in the name of the Corporation may be opened without the approval of the Board of Directors if opened with the consent of both the President and Treasurer of the Corporation. The Treasurer shall inform the Board of Directors of any bank account opened by the President and Treasurer of the Corporation pursuant to the authority granted in this section at the next meeting of the Board of Directors.

         Section 5.11. Transfers of Authority. In case of the absence of any Officer of the Corporation, or for any reason that the Board of Directors may consider sufficient, the Board of Directors may transfer the powers or duties of that Officer to any other Officer or to any



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


Director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

         Section 5.12. Resident Agent and Registered Office. The Resident Agent and/or Registered Office of the Corporation may be changed by two Officers, one of whom must be either the President or the Secretary of the Corporation, without the approval of the Board of Directors. One of the Officers shall inform the Board of Directors of any change pursuant to the authority granted in this section at the next meeting of the Board of Directors.

                                    ARTICLE 6

                                  Miscellaneous

         Section 6.01. Record Date and Closing Stock Books. The Board of Directors may fix a time in the future, as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders, or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares of stock. The record date so fixed shall not be more than fifty (50) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only stockholders of record on that date shall be entitled to notice of and to vote at the meeting, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares of stock on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against transfers of shares of stock during the whole or any part of any such fifty (50) day period.

         Section 6.02. Inspection of Corporate Records. The stock ledger or duplicate stock ledger, the books of account and minutes of proceedings of the stockholders and the Board of Directors and the Executive Committee, if any, shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to the interests of the holder as a stockholder or as the holder of a voting trust certificate, and shall be exhibited at any time when required by the demand at any stockholders' meeting of ten percent (10%) of the shares of stock represented at the meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a stockholders' meeting shall be made in writing upon the President, Secretary or Assistant Secretary or general manager, if any, of the Corporation.

         Section 6.03. Checks, Drafts, Etc. All checks, drafts, bonds, bill of exchange, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of


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


Directors.

         Section 6.04. Contracts, Etc., How Executed. The Board of Directors, except as in these Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument or document in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts, promissory notes and other evidences of indebtedness, deeds of trust, mortgages and corporate instruments or documents requiring the corporate seal, and certificates for shares of stock owned by the Corporation shall be executed, signed or endorsed by the President or any Vice President and by the Secretary (or any Assistant Secretary) or the Treasurer (or any Assistant Treasurer). The Board of Directors may, however, authorize any one (1) of such Officers to sign any of such instruments for and on behalf of the Corporation, without necessity of countersignature; may designate Officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. No Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount except as specifically authorized in these Bylaws or by the Board of Directors in accordance with these Bylaws.

         Section 6.05. Certificates of Stock. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each stockholder when any such shares of stock are fully paid up. All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Before it becomes effective every certificate authenticated by a facsimile of a signature must be counter signed by a transfer agent or transfer clerk and registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, as required or permitted by law.

         In case any Officer or Officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such Officer or Officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or person who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the Officer or Officers of such Corporation.

         Section 6.06. Lost Certificates of Stock. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, or stolen, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 6.07. Representation of Shares of Stock of Other Corporations. The President or any Vice President and the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of stock of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said Officers to vote or represent on behalf of this Corporation any and all shares of stock held by this Corporation in any other corporation or corporations may be exercised either by such Officers in person or by any persons authorized so to do by proxy or power of attorney duly executed by said Officers.

         Section 6.08. Inspection of Bylaws. The Corporation shall keep at the Registered Office the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

         Section 6.09. Conflict. In the event of any conflict between any provision in these Bylaws and in the Corporation's Articles of Incorporation, the provision in the Articles shall control.

                                    ARTICLE 7

                                   Amendments

         Section 7.01. Power of Stockholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written assent of stockholders entitled to exercise a majority of the voting power of the Corporation, except as otherwise provided by law or by the Articles of Incorporation.

         Section 7.02. Power of Directors. Subject to the right of stockholders as provided in Section 7.01 of this Article 7 to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors; provided, however, that a Bylaw or amendment thereof changing the authorized number of Directors may be adopted, amended or repealed only by the stockholders, except that if a flexible number of Directors is authorized by the Articles of Incorporation or these Bylaws, a Bylaw or amendment thereof fixing the exact number of Directors within the limits specified in the Articles of Incorporation or these

Bylaws may be adopted, amended or repealed by the Board of Directors.

                            CERTIFICATE OF SECRETARY

         I, the undersigned, do hereby certify:

         1. That I am the duly elected Secretary of FORJAY Licensing Corp.

         2. That the foregoing Bylaws, comprising eighteen (18) pages, excluding this page, constitute the Bylaws of said Corporation as duly adopted by Unanimous Consent of the Board of Directors thereof on the ____ day April, 1998.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this ____ day of April, 1998.




                                      ------------------------------------
                                      Terrence J. Leahy, Secretary



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